EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-44798, 333-142713 and 333-156334) of Human Genome Sciences, Inc. of our report dated March 24, 2010 relating to the financial statements of the Human Genome Sciences, Inc. Employee Stock Purchase Plan for the plan years ended December 31, 2009 and 2008, which appears in this Form 11-K.
/s/ Reznick Group, P.C.
Baltimore, Maryland
March 24, 2010